UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (date of earliest event reported): April 12, 2006

WILLIAMS SCOTSMAN INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51521	52-1862719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8211 TOWN CENTER DRIVE, BALTIMORE, MARYLAND	21236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 931-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

                Williams Scotsman International, Inc. and its operating subsidiary Williams Scotsman, Inc. (together, the “Company” or “we”) expect to enter into First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement dated June 28, 2005 (the “Amended and Restated Credit Facility”) with the syndicate of lenders named in the Amended and Restated Credit Facility. Bank of America, N.A. acts as administrative agent and issuing lender under the Amended and Restated Credit Facility.  We are making the following disclosure to comply with Regulation FD.

                The First Amendment is expected to allow us to issue additional 8.5% senior notes due 2015 under the same indenture governing the existing 8.5% senior notes due 2015, to extend the maturity of the Amended and Restated Credit Facility, to lower the applicable margins on the interest rates, to provide for a more favorable borrowing base calculation, to revise the restrictive covenants to grant us greater flexibility to incur debt and make acquisitions and to revise the change of control provision.

                We expect that as of the effective date of the First Amendment, the Amended and Restated Credit Facility will bear interest at the borrower’s option at the Eurodollar rate plus 2.0% or at a base rate plus 0.50% and thereafter subject to adjustments based upon excess availability and a ratio of total funded debt to EBITDA.  Under the First Amendment, the per annum fee on the unused portion of the Amended and Restated Credit Facility is expected to be reduced to 0.30% if the average revolving credit facility usage is less than 50.0%.  The maturity of the Amended and Restated Credit Facility is expected to be extended to the fifth anniversary of the effective date of the First Amendment.  In addition, the definition of change of control will be amended to provide that, among other things, a change of control of the Company will be triggered if (i) certain existing investor stockholders (Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Scotsman Partners, L.P., Odyssey Investment Partners Fund, LP and certain related parties) hold less than 20% (compared with 25% in the current Amended and Restated Credit Facility) of the economic and voting interest in our common stock at any time or (ii)  if such existing investor stockholders hold less than 25% (compared with 35% in the current Amended and Restated Credit Facility) of the economic and voting interest in our common stock and a third party or group holds greater economic or voting interest in our common stock than such investor stockholders.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 12, 2006

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

	By:	/s/ John B. Ross
Name: John B. Ross Title: Vice President and General Counsel